UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 15, 2018

Date of Report (date of earliest event reported)

Innovate Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8480 Honeycutt Road, Suite 120

Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 275-1933

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On January 29, 2018, Monster Digital, Inc., a Delaware corporation (“Monster”) and a publicly traded company on the NASDAQ Capital Market (“Nasdaq”), completed its business combination with Innovate Biopharmaceuticals, Inc., a Delaware corporation. Immediately after the business combination with the Company was consummated, Monster was renamed “Innovate Biopharmaceuticals, Inc.” (the “Company”) and the common stock of the Company began trading on Nasdaq as “INNT.” Additionally, warrants to purchase the Company’s common stock held by certain Monster stockholders (the “Monster Warrants”) began trading under the symbol “INNTW.”

The listing of the Company’s common stock which is traded on Nasdaq under the ticker symbol “INNT” is not affected by the action described below.

As can commonly occur following a business combination, on February 15, 2018, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market pursuant to Listing Rule IM 5101-2, informing the Company that the Monster Warrants did not meet the minimum 400 round lot holder requirements for initial listing, as set forth in Listing Rule 5515(a)(4), and that by extension, the Monster Warrants did not qualify for initial listing, pursuant to Listing Rule 5225(b)(1)(A).

The Company does not intend to appeal Nasdaq’s determination regarding the warrants.  Accordingly, the Monster Warrants will be scheduled for delisting from the Nasdaq Stock Market and will be suspended at the opening of business on March 5, 2018, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Monster Warrants from listing and registration on the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATE BIOPHARMACEUTICALS, INC.

Dated: February 22, 2018	By:	/s/ Jay P. Madan
	Name:	Jay P. Madan
	Title:	President

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